UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2007, in connection with the pricing of the 1.125% senior convertible notes due 2014 (the “Notes”) of Charming Shoppes, Inc. (the “Company”), the Company entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with each of Bank of America, N.A., JPMorgan Chase Bank, National Association and Wachovia Bank, National Association (collectively, the “Hedge Participants”). The initial strike price of the Convertible Note Hedge Transactions is $15.3791 per share of the Company’s common stock, subject to anti-dilution adjustments substantially similar to those in the Notes. The Convertible Note Hedge Transaction cover an aggregate of up to 16,255,825 shares of the Company’s common stock on a net-share settlement basis.

Also, on April 25, 2007, the Company separately entered into warrant transactions (the “Warrant Transactions”) with each of the Hedge Participants to sell warrants to the Hedge Participants. The initial strike price of the Warrant Transactions is $21.6070 per share of the Company’s common stock, subject to customary anti-dilution adjustments. The Warrant Transactions cover an aggregate of up to 17,068,607 shares of the Company’s common stock.

The Convertible Note Hedge Transactions are expected to eliminate the potential dilution upon conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedge Transactions, at the time of conversion of the Notes is greater than the strike price of the convertible note hedges, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those in the Notes. If, however, the volume-weighted average price per share of the Company’s common stock ultimately exceeds the strike price of the Warrant Transactions, there will be dilution to the extent that the Warrant Transactions are exercised.

In connection with both the Convertible Note Hedge Transactions and the Warrant Transactions, the Hedge Participants advised the Company that they or their affiliates expected to enter into various derivative transactions with respect to the common stock of the Company, concurrently with or shortly following pricing of the Notes. These activities could have the effect of increasing or preventing a decline in the price of the common stock of the Company concurrently or following the pricing of the Notes. In addition, the Hedge Participants or their affiliates may from time to time, following the pricing of the Notes, enter into or unwind various derivative transactions with respect to the common stock of the Company and/or purchase or sell common stock of the Company in secondary market transactions. These activities could have the effect of decreasing the price of the common stock of the Company and could affect the price of the Notes during any averaging period related to the conversion of Notes and during the period subsequent to November 15, 2013 and prior to the maturity date.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities. The notes and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United Sates, absent registration or an applicable exemption from such registration requirements.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained Item 1.01 above regarding Warrant Transactions is incorporated by reference into this Item 3.02. Furthermore, the warrants were issued by the Company to the Hedge Participants in a private placement in reliance on Section 4(2) of the Securities Act.

Item 9.01. Financial Statements Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and Bank of America, N.A., dated as of April 24, 2007
10.2	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and JPMorgan Chase Bank, National Association, dated as of April 24, 2007
10.3	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and Wachovia Bank, National Association, dated as of April 24, 2007
10.4	Issuer Warrant Transaction Confirmation entered into by and between the Company and Bank of America, N.A., dated as of April 24, 2007
10.5	Issuer Warrant Transaction Confirmation entered into by and between the Company and JPMorgan Chase Bank, National Association, dated as of April 24, 2007
10.6	Issuer Warrant Transaction Confirmation entered into by and between the Company and Wachovia Bank, National Association, dated as of April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: May 1, 2007	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and Bank of America, N.A., dated as of April 24, 2007
10.2	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and JPMorgan Chase Bank, National Association, dated as of April 24, 2007
10.3	Convertible Bond Hedge Transaction Confirmation entered into by and between the Company and Wachovia Bank, National Association, dated as of April 24, 2007
10.4	Issuer Warrant Transaction Confirmation entered into by and between the Company and Bank of America, N.A., dated as of April 24, 2007
10.5	Issuer Warrant Transaction Confirmation entered into by and between the Company and JPMorgan Chase Bank, National Association, dated as of April 24, 2007
10.6	Issuer Warrant Transaction Confirmation entered into by and between the Company and Wachovia Bank, National Association, dated as of April 24, 2007